Exhibit 3(b)

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            U.S.B. HOLDING CO., INC.

          ------------------------------------------------------------
            Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware
          ------------------------------------------------------------

        U.S.B. Holding Co., Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        FIRST: That Article FOURTH of the Restated Certificate of Incorporation has been amended by deleting the first paragraph thereof in its entirety, and substituting in lieu and in place thereof the following:

           "4. Number of Shares: The total number of shares of stock which the Corporation shall have authority to issue is 50,100,000 shares, consisting of 50,000,000 shares of Common Stock having a par value of $.01 per share and 100,000 shares of Preferred Stock without par value."

        SECOND: That such amendment has been duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon.

        IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been signed on this 27th day of May, 1999, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that the Certificate of Amendment of Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true.


                                                /s/ Michael H. Fury
                                                --------------------------------
                                                Michael H. Fury
                                                Secretary